                           FIRST AMENDED AND RESTATED
                           CLOSE CORPORATION AGREEMENT




                               September 13, 2001

                           By and Among the Following:

                               BRC Properties Inc.
                          (fka The Borror Corporation);

                       the Borror Corporation Stock Trust,
                Donald A. Borror and Douglas G. Borror, Trustees;

                               Douglas G. Borror;

                                David S. Borror;

                 1987 Irrevocable Qualified Subchapter S Trust,
                            David S. Borror, Trustee;

                                Terry E. George;

                                Donald A. Borror;

                              Joanne W. Borror; and

                               Donna Borror Myers.

                              Page 16 of 44 pages

                               TABLE OF CONTENTS
                               -----------------

                                                                                     PAGE
                                                                                     ----
ARTICLE ONE
  Definitions .....................................................................     2
     Section 1.01.  Affiliate .....................................................     2
     Section 1.02.  Agreement .....................................................     2
     Section 1.03.  Cause .........................................................     2
     Section 1.04.  Code ..........................................................     2
     Section 1.05.  Control .......................................................     2
     Section 1.06.  Corporation ...................................................     2
     Section 1.07.  Dominion ......................................................     3
     Section 1.08.  Family Shareholder(s) .........................................     3
     Section 1.09.  Fiduciary .....................................................     3
     Section 1.10.  General Corporation Law .......................................     3
     Section 1.11.  Incapacity ....................................................     3
     Section 1.12.  IRS ...........................................................     3
     Section 1.13.  Issue .........................................................     3
     Section 1.14.  Managing Family Shareholder(s) ................................     3
     Section 1.15.  Pro Rata Share ................................................     3
     Section 1.16.  Purchase Notice ...............................................     4
     Section 1.17.  Put ...........................................................     4
     Section 1.18.  Shares ........................................................     4
     Section 1.19.  Transfer ......................................................     4
     Section 1.20.  1933 Act ......................................................     4
     Section 1.21.  1934 Act ......................................................     4

ARTICLE TWO
  Close Corporation Agreement .....................................................     5
     Section 2.01.  Termination of Old Close Corporation Agreement ................     5
     Section 2.02.  Close Corporation Agreement ...................................     5
     Section 2.03.  Delegation of Power by the Shareholders .......................     5
     Section 2.04.  Powers of Directors ...........................................     6
     Section 2.05.  Proxy .........................................................     7

ARTICLE THREE
  S Corporation Provisions ........................................................     7
     Section 3.01.  Two Tax Years .................................................     7
     Section 3.02.  Revocation of S Corporation Status ............................     8
     Section 3.03.  Maintenance of S Status .......................................     8
     Section 3.04.  Mandatory S Distributions .....................................     8

ARTICLE FOUR
  Restrictions on Shares ..........................................................     9
     Section 4.01.  Restrictions on Transfer by Shareholders ......................     9
     Section 4.02.  Transfers to Family Shareholders and Lineal Descendants .......     9

                              Page 17 of 44 pages

     Section 4.03.  Restrictions on Issuance by Corporation .................................   10
     Section 4.04.  Transferees Bound by This Agreement .....................................   10
     Section 4.05.  Restrictions Necessary and Proper .......................................   10

ARTICLE FIVE
  Disposition of Shares Owned by George .....................................................   10
     Section 5.01.  Disposition of Shares Owned by George on Death or Incapacity ............   10
     Section 5.02.  Right to Purchase Shares of George ......................................   10

ARTICLE SIX
  Sale by Stock Trust and Estates of Deceased Family Shareholders ...........................   11
     Section 6.01.  Sale by Stock Trust .....................................................   11
     Section 6.02.  Purchase of Shares Upon Death of a Family Shareholder ...................   11
     Section 6.03.  Family Shareholder Estate Put ...........................................   12

ARTICLE SEVEN
  Lifetime Stock Trust and Family Shareholder Puts ..........................................   12
     Section 7.01.  Lifetime Stock Trust and Family Shareholder Puts ........................   12

ARTICLE EIGHT
  Purchase Price ............................................................................   13
     Section 8.01.  Determination of Purchase Price .........................................   13
     Section 8.02.  General Corporation Law Limitation on Purchases by the Corporation ......   14
     Section 8.03.  Tax and Liquidity Limitations on Purchases by the Corporation ...........   14
     Section 8.04.  Payment Cap .............................................................   14

ARTICLE NINE
  Payment for the Shares ....................................................................   15
     Section 9.01.  Payment for Shares ......................................................   15
     Section 9.02.  Allocations in the Event of a Payment Cap ...............................   16
     Section 9.03.  Interest Rate on Purchase Price .........................................   17
     Section 9.04.  Deduction for Indebtedness ..............................................   17

ARTICLE TEN
  Write Up to Fair Value ....................................................................   17
     Section 10.01. Write Up to Fair Value ..................................................   17

ARTICLE ELEVEN
  Fiduciary Transfer of Shares ..............................................................   17
     Section 11.01. Endorsement on Shares for Purchases from Fiduciaries ....................   17
     Section 11.02. Lost Share Certificates .................................................   18

                              Page 18 of 44 pages

ARTICLE TWELVE
  Insurance to Fund the Purchase By the Corporation of Certain Shares ...............   18
     Section 12.01.    Insurance ....................................................   18
     Section 12.02.    Purchase of Insurance Policy by Shareholder ..................   19
     Section 12.03.    Segregation of Insurance Proceeds ............................   19

ARTICLE THIRTEEN
  Miscellaneous .....................................................................   19
     Section 13.01.    Enabling Action by Shareholders ..............................   19
     Section 13.02.    Restrictive Legends ..........................................   19
     Section 13.03.    Governing Law, Forum and Jurisdiction ........................   20
     Section 13.04.    Payments and Notices .........................................   20
     Section 13.05.    Amendment, Termination or Invalidity of the Agreement ........   21
     Section 13.06.    Provisions Severable .........................................   22
     Section 13.07.    Duplicate Originals ..........................................   22
     Section 13.08.    Successors and Assigns .......................................   22
     Section 13.09.    Persons and Pronouns .........................................   22
     Section 13.10.    Captions .....................................................   22
     Section 13.11.    Integration Clause ...........................................   23
     Section 13.12.    Equitable Relief .............................................   23
     Section 13.13.    Attorney's Fees ..............................................   23
     Section 13.14.    No Third Party Rights ........................................   23
     Section 13.15.    Further Assurances ...........................................   23
     Section 13.16.    Presumption ..................................................   23
     Section 13.17.    Acknowledgement ..............................................   23
     Section 13.18.    Covenants ....................................................   23

                              Page 19 of 44 pages

                           FIRST AMENDED AND RESTATED
                           CLOSE CORPORATION AGREEMENT

         THIS FIRST AMENDED AND RESTATED CLOSE CORPORATION AGREEMENT ("Agreement"), is made to be effective as of the _____ day of _______, 2001, by and among BRC Properties Inc. (fka The Borror Corporation), an Ohio corporation ("Corporation"), Donald A. Borror and Douglas G. Borror as trustees (together "Stock Trustee") under the Borror Corporation Stock Trust ("Stock Trust"), Douglas G. Borror ("Douglas"), David S. Borror ("David"), David S. Borror, as trustee ("S Trustee") under the 1987 Irrevocable Qualified Subchapter S Corporation ("S Trust") and Terry E. George ("George"), said individuals sometimes hereinafter referred to singularly as "Shareholder" and collectively as "Shareholders"; Donald A Borror ("Donald"), Joanne W. Borror ("Joanne") and Donna Borror Myers ("Donna"), as beneficiary under the S Trust.

                                   WITNESSETH:

         WHEREAS, the Shareholders and the Corporation have heretofore entered into a Close Corporation Agreement ("Old Close Corporation Agreement"), dated January 4, 1994, and desire to terminate the Old Close Corporation Agreement;

         WHEREAS, the Shareholders and the Corporation desire to replace the Old Close Corporation Agreement with this Agreement in order to regulate certain aspects of the internal affairs of the Corporation and certain of the relations of the Shareholders and any person who may hereinafter become the holder of shares of the Corporation;

         WHEREAS, on November 13, 1998, the Corporation redeemed 42,000 Class B (non-voting) common shares of the Corporation ("Class B Shares") held by the Stock Trust, 8,820 Class A (voting) common shares of the Corporation ("Class A Shares") were gifted from the Stock Trust to the Family Shareholders (as defined herein) and 33,180 Class B Shares were gifted from the Stock Trust to the Family Shareholders; on June 19, 2000, the Corporation redeemed 10,205 Class A Shares held by the Stock Trust; on November 9, 2000, the Stock Trust sold 5,824 Class A Shares to Douglas, 3,718 Class A Shares to David, 2,639 Class A Shares to the S Trust and 819 Class A Shares to George; and on August ___, 2001, the Stock Trust exchanged 13,475 Class A Shares for 13,475 Class B Shares held by the S Trust pursuant to a tax-free exchange under Section 1036(a) of the Code (as defined herein);

         WHEREAS, the Shareholders consented to and approved the foregoing transactions and currently own all of the issued and outstanding shares of the Corporation as set forth in Exhibit A attached hereto and incorporated herein by this reference and are the only shareholders of the Corporation;

         WHEREAS, the Shareholders decided to maintain ownership of the Corporation in the Borror family, and such decision has been in the best interests of the Corporation as evidenced by the profitability of the Corporation and increases in value per share since January 4, 1994;

                              Page 20 of 44 pages

         WHEREAS, the Shareholders desire to consolidate control of the Corporation in the Board of Directors in order to more efficiently and expeditiously govern the operations of the Corporation;

         WHEREAS, the Shareholders desire to provide liquidity for their estates upon their deaths by giving Transfers (as defined herein) by estates a preference over lifetime Transfers;

         WHEREAS, the Shareholders believe that the Transfers permitted hereunder will provide them with sufficient liquidity in connection with their investment in the Corporation; and

         WHEREAS, the Shareholders and the Corporation believe that restrictions on the Transfer of Shares are necessary and appropriate because of the potentially adverse financial impact of unrestricted Transfers on the Corporation and the Shareholders;

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants set forth hereunder, the parties hereto make the following Agreement, intending to be legally bound thereby:

                                   ARTICLE ONE

                                   Definitions

         Section 1.01 Affiliate. The term "Affiliate" shall mean, with respect to any person or entity, any other person or entity that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such person or entity.

         Section 1.02. Agreement. The term "Agreement" shall mean this First Amended and Restated Close Corporation Agreement.

         Section 1.03. Cause. The term "Cause" shall mean (i) if by order of a court of competent jurisdiction a person has been found to be of unsound mind or has been adjudicated a bankrupt; (ii) gross dereliction of duties after written notice and the failure, as determined in the discretion of the Directors, to correct such deficiencies; (iii) willful insubordination of a legitimate order given by the Board of Directors after written notice and the failure, as determined in the discretion of the Directors, to correct such deficiencies or willful violation of a Corporation policy, including the misappropriation of trade secrets; or (iv) criminal misconduct involving the commission (or the admission of the commission) of a felony under Ohio law.

         Section 1.04. Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         Section 1.05. Control. The term "Control" shall mean, with respect to any person or entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities or otherwise.

         Section 1.06. Corporation. The term "Corporation" shall mean BRC Properties Inc., an Ohio corporation, whose principal business is the active management of real estate and real estate investment projects.

                              Page 21 of 44 pages

         Section 1.07. Dominion. The term "Dominion" shall mean Dominion Homes, Inc., an Ohio corporation.

         Section 1.08. Family Shareholder(s). The term "Family Shareholder" shall mean Douglas, David or Donna (or trusts for their benefit) and shall exclude the Stock Trust and George. The term "Family Shareholders" shall mean Douglas, David and Donna (or trusts for their benefit) collectively.

         Section 1.09. Fiduciary. The term "Fiduciary" shall mean an executor, administrator or other legal representative of a Shareholder's estate or any other legal representative of a Shareholder.

         Section 1.10. General Corporation Law. The term "General Corporation Law" shall mean Chapter 1701 of the Ohio Revised Code, as amended from time to time, or any successor statute or provision in the Ohio Revised Code.

         Section 1.11. Incapacity. The term "Incapacity" shall mean a person who (i) has been determined to be incapacitated by a court of competent jurisdiction or (ii) has a physical or mental impairment that substantially limits his ability to engage in the business of the Corporation in accordance with his customary performance for a period of ninety (90) consecutive days and such impairment has been certified by his regular attending physician, or, if the person has no regular attending physician, then as certified by a physician appointed by the Corporation.

         Section 1.12. IRS. The term "IRS" shall mean the Internal Revenue Service.

         Section 1.13. Issue. The term "Issue" shall mean sell or otherwise distribute.

         Section 1.14. Managing Family Shareholder(s). The term "Managing Family Shareholder" shall mean Douglas or David (or trusts for their benefit). The term "Managing Family Shareholders" shall mean Douglas and David (or trusts for their benefit) collectively.

         Section 1.15.  Pro Rata Share. The term "Pro Rata Share" shall mean:

         (a) As to a Family Shareholder (other than for purposes of Article Seven or Section 8.01), the product of (x) the total number of Shares offered as to which an option to purchase Shares is available to the Family Shareholders and (y) a fraction, the numerator of which is the number of Shares held by such Family Shareholder on the date the notice is given and the denominator of which is the total number of Shares of the Corporation held by all Family Shareholders.

         (b) As to a Family Shareholder or the Stock Trust for purposes of Article Seven, the product of (x) the total number of Shares as to which a Lifetime Shareholder Put is available to the Stock Trust and the Family Shareholders in the aggregate and (y) a fraction, the numerator of which is the number of Shares held by such Family Shareholder or the Stock Trust, as the case may be, as of the date of the Lifetime Shareholder Put Notice and the denominator of which is the total number of Shares held by the Family Shareholders and the Stock Trust.

                               Page 22 of 44 pages

         (c) As to a Managing Family Shareholder (other than for purposes of Section 8.01), the product of (x) the total number of Shares offered as to which an option to purchase Shares is available to Managing Shareholders and (y) a fraction, the numerator of which is the number of Shares held by such Managing Shareholder on the date the notice is given and the denominator of which is the total number of Shares of the Corporation held by all Managing Family Shareholders.

         (d) For purposes of Section 8.01, as to any person or entity exercising a Put during any calendar year, the product of (x) the total of all costs associated with determining the Fair Market Value of the Shares and (y) a fraction, the numerator of which is the total number of Shares which are sold by such person or entity in such calendar year pursuant all of such person's or entity's Puts and the denominator of which is the total number of Shares which are sold by all persons and/or entities in such calendar year pursuant to Puts.

         Section 1.16. Purchase Notice. The term "Purchase Notice" shall mean the notices set forth in Sections 5.01 and 5.02, the Stock Trust Notice, Family Estate Notice and/or Lifetime Shareholder Put Notice.

         Section 1.17. Put. The term "Put" shall mean a Lifetime Shareholder Put, a Stock Trust Put or a Family Shareholder Estate Put.

         Section 1.18. Shares. The term "Shares" shall mean shares of the Class A (voting shares) or Class B (non-voting shares) Common Shares of the Corporation or of any other class or series of shares of the capital stock of the Corporation hereinafter authorized.

         Section 1.19. Transfer. The term "Transfer" shall mean the sale, gift, pledge, hypothecation, encumbrance, disposition or other transfer of one or more Shares, including by operation of law or otherwise.

         Section 1.20. 1933 Act. The term "1933 Act" shall mean the Securities Act of 1933, 15 U.S.C. (S)77a, et seq., as amended from time to time.

         Section 1.21. 1934 Act. The term "1934 Act" shall mean the Securities Exchange Act of 1934, 15 U.S.C. (S)78a, et seq., as amended from time to time.

                              Page 23 of 44 pages

                                   ARTICLE TWO

                           Close Corporation Agreement

         Section 2.01. Termination of Old Close Corporation Agreement. The Old Close Corporation Agreement is hereby terminated and of no force and effect. With respect to the foregoing termination of the Old Close Corporation Agreement, and delivery of this Agreement, and all matters incidental or related thereto, the undersigned waive any and all rights, if any, and hereby agree to protect, defend, hold harmless and indemnify the Corporation and its Board of Directors, officers, employees, agents and each other, including successors and assigns from, against and in respect of any and all losses, liabilities, deficiencies, penalties, fines, costs, damages and expenses whatsoever (including, without limitation, reasonable professional fees and costs of investigation, litigation, settlement and judgment) relating to the termination of the Old Close Corporation Agreement, the execution and delivery of this Agreement and all matters incidental or related thereto, including prior Transfers related to the Shares (and use and distribution of proceeds related thereto).

         Section 2.02.  Close Corporation Agreement.

         (a) Scope of Agreement. This Agreement is to be governed by Section 1701.591 of the Ohio Revised Code and is a close corporation agreement as that term is defined in Section 1701.01(X) of the Ohio Revised Code. This Agreement shall regulate aspects of the internal affairs of the Corporation and the relations of the Shareholders of the Corporation among themselves to the extent set forth herein and, if the Articles of Incorporation or Code of Regulations of the Corporation shall be inconsistent with this Agreement, such inconsistent provisions thereof shall be suspended during the term of this Agreement and the provisions of this Agreement shall be controlling. To the extent not inconsistent with the provisions of this Agreement, the Articles of Incorporation and Code of Regulations of the Corporation, as amended from time to time, shall regulate the aspects of the internal affairs of the Corporation and the relations of the Shareholders of the Corporation among themselves. This Agreement shall be entered in the record of the proceedings of the Shareholders of the Corporation.

         (b) Dispensing with Annual Meeting of Shareholders. Absent a written notice to the President or Secretary of the Corporation by personal delivery or mail within thirty (30) days after the end of the most recent fiscal year that requests an annual meeting of Shareholders, the Corporation shall not be required to have an annual meeting of Shareholders. In the event that there is no annual meeting, annual financial statements required under the General Corporation Law to be delivered shall be delivered by the Corporation to each Shareholder on or before the last day upon which the annual meeting otherwise could have been held.

         Section 2.03. Delegation of Power by the Shareholders. Except as otherwise expressly provided in this Agreement, during the term of this Agreement, the Shareholders hereby delegate to the Board of Directors appointed in accordance with Section 2.04 hereof any and all power and authority granted to these Shareholders under the General Corporation Law. If any amendment to the Articles of Incorporation and/or Code of Regulations of the Corporation, or any other action requiring the vote, consent, proxy or approval of the Shareholders of the Corporation, is required now or in the future in order to make permissible or lawful the

                              Page 24 of 44 pages
delegation of the power of the Shareholders to the Directors as provided in this
Section 2.03, each Shareholder agrees to vote all Shares of the Corporation at the time held by him or her in favor of, or will consent in writing to, such amendment or action, whether such amendment or action is voted upon or consented to, at, prior to or after the time of such action. Except as otherwise provided by Section 1701.591 of the Ohio Revised Code and this Agreement, the Shareholders hereby waive their right to be consulted concerning the operation of the Corporation as provided herein.

         Any action required or permitted to be taken at any meeting of the Shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, by a majority of the Directors appointed pursuant to
Section 2.04, in one or more consents in writing, setting forth the action so taken. Prompt notice in writing of the taking of a corporate action without a meeting (in the event that all Directors did not participate in the action) or with a meeting (in the event that all Directors did not attend the meeting) shall be given by the Secretary of the Corporation to each Director who did not so participate or not so attend, as the case may be.

         Any Shareholder may, upon submission of a demand stating the reasonable and proper purpose thereof, examine and copy, during usual business hours of the Corporation, its Articles of Incorporation, Code of Regulations, books and records of account, minutes, records of its Shareholders, this Agreement and other records of the Corporation on file with the Corporation.

         The Shareholders and the Corporation acknowledge and agree that Shares which are non-voting do not provide any voting power or authority to their legal or beneficial owners except as expressly required by the General Corporation Law. To the extent the General Corporation Law requires such shares to vote, such authority is expressly delegated to the Directors as provided herein.

         Section 2.04. Powers of Directors. The Directors of the Corporation shall have all the authority of and the exclusive right to exercise all the powers granted to the Shareholders under the General Corporation Law. The Directors also shall have all of the authority of and the exclusive right to exercise all of the powers granted to Directors under the General Corporation Law and this Agreement.

         (a) Number of Directors. The authorized number of Directors of the Corporation shall be five (5); provided, however, that the number of Directors may be less than five (5) in the event fewer that such number is appointed in accordance with subparagraph (b) below or a successor is not appointed to fill a vacancy pursuant to subparagraph (b) below.

         (b) Appointment of Directors of the Corporation. Until the death or Incapacity of either Donald or Douglas, Donald and Douglas shall have the joint right to appoint all the Directors of the Corporation; provided that David shall be appointed as a Director as long as he is a Shareholder owning at least ten percent (10%) of the issued and outstanding Shares of the Corporation and absent his removal for Cause. Donald and Douglas shall have the joint right to remove any person appointed by them as a Director of the Corporation, except that David may be removed only as provided herein. In the event of the death, Incapacity, resignation or removal of any Director of the Corporation appointed by Donald and Douglas, Donald and Douglas shall have the joint right, but not the obligation, to appoint a successor to such person as

                               Page 25 of 44 pages
a Director of the Corporation. Upon the death or Incapacity of either Donald or Douglas, the other shall exercise solely all rights under this Section 2.04(b) that before such death or Incapacity were exercised by them jointly. Upon the death or Incapacity of both Donald and Douglas, David shall exercise all rights under this Section 2.04(b) that before such death or Incapacity were exercised by Donald and/or Douglas. Upon the death or Incapacity of Donald, Douglas and David, the Shareholders shall elect the Directors of the Corporation in accordance with the General Corporation Law.

         (c) Appointment of David as a Director of Dominion. As long as David owns at least ten percent (10%) of the issued and outstanding Shares of the Corporation and as long as the Corporation owns issued and outstanding shares of Dominion which entitle it to elect at least two directors of Dominion and absent David's removal as Director of the Corporation or Dominion for Cause, the Directors of the Corporation shall use their best efforts to cause the election or appointment of David as director of Dominion.

         (d) Third Party Beneficiary Rights of Donald. Notwithstanding anything in this Agreement or any subsequent amended or restated agreement to the contrary, Donald shall continue to have the rights set forth in Section 2.04(b) hereof until his death or Incapacity, regardless of whether Donald owns any Shares of the Corporation and the Shareholders agree that this provision shall survive the termination of this Agreement.

         Section 2.05. Proxy. Without limiting the generality of the delegation of the Shareholders' power and authority to the Board of Directors as provided for in Section 2.03, to the extent necessary to effect the purposes of this Agreement, the Shareholders of the Corporation hereby appoint the Board of Directors as the attorneys of the Shareholders, with full power of substitution in each of them, for and in the name of such Shareholders, to vote, according to the number of votes which such Shareholders would be entitled to exercise if personally present at any meeting of Shareholders held for such purpose and do hereby ratify and confirm any and all acts of said attorneys, or substitutes hereunder appointed, lawfully done by virtue of or in furtherance of such purpose. In light of the mutual consideration exchanged by the parties hereto, this irrevocable proxy shall be deemed to be, and is, coupled with an interest. This irrevocable proxy shall expire and be of no further force and effect after the expiration of ten (10) years from the date of this Agreement.

                                  ARTICLE THREE

                            S Corporation Provisions

         Section 3.01. Two Tax Years. So long as the Corporation's election to be an S corporation has not been revoked or terminated and in the event that a Shareholder terminates his, her or its entire interest in the Corporation during the taxable year of the Corporation, the Corporation shall elect under Section 1377(a)(2) of the Code or any successor Code and its provisions, to have the rules provided in Section 1377(a)(1) applied as if the taxable year consisted of two (2) taxable years with the first such tax year ending on the date of the termination of the Shareholder's ownership. Upon such election, the Corporation shall execute any and all necessary forms for exercising such election, and each person who is a Shareholder at any time during the taxable year will execute the necessary Shareholder's consent notwithstanding that such person may have disposed of his, her or its entire interest in the

                               Page 26 of 44 pages

Corporation prior to such termination. Each Shareholder will authorize and cooperate with the filing of such election and such consents with the appropriate IRS Center or office. Such other action shall be taken as may be deemed necessary or advisable by counsel to the Corporation to exercise such election.

         Section 3.02.  Revocation of S Corporation Status. Notwithstanding
Section 1362(d)(1)(B) of the Code, the Corporation and each of the Shareholders agree that the Corporation's election to be an S corporation may be revoked by the Directors on behalf of the Shareholders pursuant to the authority of the Directors in Section 2.03 hereof. Each Shareholder will cooperate with and execute any filing with the IRS necessary to effectuate such revocation. Upon such revocation, Article Three of this Agreement shall become void and of no further force or effect.

         Section 3.03.  Maintenance of S Status.

         (a) Except as provided herein and in Section 3.02, the Corporation agrees that, as long as the Corporation meets the requirements of Section 1361(b)(1)(A), (B) and (C) of the Code, it (i) will not, for purposes of Section 1361(b)(1)(D) of the Code, Issue more than one class of stock (taking into account the rule set forth in Section 1361(c)(4) of the Code) and (ii) will not become an "ineligible corporation," as such term is defined in Section 1361(b)(2) of the Code, except to the extent that the Corporation owns an inactive subsidiary or the Corporation's ownership of a subsidiary is transitory.

         (b) Neither the Corporation nor any Shareholder shall Transfer Shares or permit any action which would result in a Transfer of Shares to (i) any person who would cause the Corporation to have more than seventy-five (75) shareholders; (ii) any nonresident alien; (iii) any partnership; (iv) any retirement plan; or (v) any person other than a qualified shareholder of an S Corporation as described in Section 1361 of the Code.

         (c) The purpose of this Section 3.03 is to maintain the Corporation's status as an S corporation. In the event the Code is amended to provide additional flexibility to S corporations, such amendments shall automatically be incorporated by reference into this Section 3.03.

         Section 3.04. Mandatory S Distributions. So long as the Corporation's election to be an S corporation has not been revoked or terminated, the Corporation shall pay to each person who was a Shareholder of the Corporation during a taxable year a cash dividend or distribution, from available surplus, in an amount not less than the product of (i) the maximum marginal individual income tax rate under the Code in effect for such taxable year and (ii) such Shareholder's pro rata share of the Corporation's taxable income for such taxable year as determined under Section 1363(b) of the Code. The cash dividend or distribution shall be paid by the Corporation to each person no later than thirty (30) days prior to the date on which such person is legally required to file his federal income tax return that includes his pro rata share of the Corporation's taxable income. Additional distributions may be made from time to time in such amounts as are determined by the Directors to assist each Shareholder with state and local taxes and with estimated tax payments attributed to the S Corporation status of the Corporation. Any such distributions will be made pro rata to the Shareholders based upon Share ownership.

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

                                  ARTICLE FOUR

                             Restrictions on Shares

         Section 4.01. Restrictions on Transfer by Shareholders. Except as otherwise expressly provided in Section 4.02, and except for the pledge or hypothecation of Shares which may now or in the future be required by persons or entities lending money to the Corporation for the operation of the Corporation, which loans shall have been approved by the Board of Directors, no Shareholder shall Transfer any Shares of the Corporation now held or hereinafter acquired by him, unless such Transfer shall have been previously approved by the other Shareholders. Any such Transfer or attempted or purported Transfer in violation of this Section 4.01 shall be null and void ab initio and a fraud upon the Corporation and the other Shareholders and may be enjoined in any court of competent jurisdiction by any Shareholder or by the Corporation. Any Shareholder making or attempting any purported Transfer in violation of this Section 4.01, notwithstanding any agreement or understanding with any such attempted or purported transferee, shall retain the right to vote the Shares and to receive dividends and liquidation proceeds from the Corporation, shall continue to be a Shareholder of the Corporation for state and federal income tax purposes and, if the Corporation shall have an election in effect to be an S Corporation, shall report such Shareholder's pro rata share of income or loss as determined by the Corporation in accordance with the Code.

         Without limiting the foregoing, as to Shares held in the Stock Trust, the following additional restrictions also shall apply: (i) upon Donald's death the Shares, if any, then held in the Stock Trust shall be held for the benefit of Joanne (assuming Donald predeceases Joanne) during her lifetime and thereafter the Shares, if any, then held in the Stock Trust shall be distributed only to Douglas (or his issue), David (or his issue) and Donna (or her issue), or any of them (or any of their issue) upon Joanne's death or the date which is ten years from Donald's death, whichever is later; (ii) Donald and Douglas are the trustees and Douglas shall be the successor trustee upon the death or Incapacity of Donald; and (iii) the Stock Trust cannot be amended without the written consent of Douglas, David and Donna if such amendment amends or modifies subparts (i) and (ii) in any material manner.

         Section 4.02. Transfers to Family Shareholders and Lineal Descendants. Except as prohibited in Section 3.03, notwithstanding anything to the contrary in this Agreement, the following Transfers shall be permitted:

         (a) Any Shareholder may Transfer any Shares now or hereafter held by him, her or it to any person who is a Family Shareholder if expressly permitted herein or permitted by the Directors;

         (b) Upon the death of any Family Shareholder, any Shares now or hereafter held by him, her or it may be Transferred to any of the following: (i) any lineal descendant of Donald and Joanne (or a trust established for the exclusive benefit of any lineal descendant(s) of Donald and Joanne); and (ii) a trust established for the exclusive benefit of the surviving spouse of such Family Shareholder during the surviving spouse's lifetime and thereafter the Shares, if any, then held in such trust shall be distributed only to lineal descendant(s) of Donald and Joanne (or a trust established for the exclusive benefit of any lineal descendant(s) of Donald and Joanne) upon the death of the surviving spouse; provided that until their death or Incapacity, either David or

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                              Page 28 of 44 pages

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Douglas shall be the trustee of any trust to which Shares are Transferred pursuant to this Section 4(b); and

         (c) Any Shareholder may Transfer any Class B Shares now or hereafter held by him, her or it to any lineal descendant of Donald and Joanne (or any trust established for the exclusive benefit of any lineal descendant(s) of Donald and Joanne).

         Section 4.03. Restrictions on Issuance by Corporation. With the unanimous authorization of the Board of Directors, the Corporation may Issue Shares of any class (whether authorized but unissued shares or treasury shares) to any person only if such Issuance does not violate the other provisions of this Agreement.

         Section 4.04. Transferees Bound by This Agreement. Any person to whom Shares have been Transferred or Issued pursuant to this Article Four shall simultaneously become bound by the terms and conditions of this Agreement by executing an amendment, addendum or a joinder to this Agreement satisfactory to the Board of Directors.

         Section 4.05. Restrictions Necessary and Proper. Each Shareholder and the Corporation agree and acknowledge that the restrictions on Transfer and Issuance of Shares of the Corporation imposed by this Agreement are imposed to accomplish legitimate purposes of the Corporation, and that such restrictions are not more restrictive than necessary to accomplish those purposes.

                                  ARTICLE FIVE

                      Disposition of Shares Owned by George

         Section 5.01. Disposition of Shares Owned by George on Death or Incapacity. In the event of the death or Incapacity of George, the Corporation shall purchase all of his Shares; provided, however, that the Corporation may first give the Managing Family Shareholders the option to purchase all or any portion of George's Shares. If the Corporation gives such an option to the Managing Family Shareholders, each such Managing Family Shareholder, in his discretion, shall have the right to purchase his Pro Rata Share of such Shares. Managing Family Shareholders who purchase their Pro Rata Shares may purchase any or all remaining Shares in the event a Managing Family Shareholder does not elect to purchase his Pro Rata Share of such Shares. Any Shares not purchased by the Managing Family Shareholders shall be purchased by the Corporation. The estate or personal representative of George shall give written notice of George's death or Incapacity to the Corporation. All Shares purchased pursuant to this Section 5.01 shall be deemed to have been purchased and, for all corporate purposes, cease to be outstanding as of the date of the death or Incapacity of George. The purchase price for all purchases under this Section
5.01 shall be determined pursuant to Article Eight hereof and paid in accordance with Article Nine hereof.

         Section 5.02. Right to Purchase Shares of George. The Corporation shall have the right, at any time and from time to time, to acquire all, but not less than all, of the Shares of George by giving George written notice of its intent to purchase or to assign its option to purchase to the Managing Family Shareholders pursuant to this Section 5.02. The Corporation shall have the right to assign its option to the Managing Family Shareholders at any time, in

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                              Page 29 of 44 pages
which event each such Managing Family Shareholder, in his discretion, shall have the right to purchase his Pro Rata Share of such Shares. Managing Family Shareholders who purchase their Pro Rata portion of the Shares may purchase any or all remaining Shares in the event a Managing Family Shareholder does not elect to purchase his Pro Rata Share of such Shares; provided further, that any remaining Shares shall be purchased by the Corporation, subject to the terms of this Agreement. The purchase price for all purchases under this Section 5.02 shall be determined in accordance with Article Eight hereof and paid in accordance with Article Nine. All Shares purchased pursuant to this Section 5.02 shall be deemed to have been purchased upon the Corporation giving written notice to George of its intention to exercise its option hereunder or to assign such option to the Managing Family Shareholders.

                                   ARTICLE SIX

         Sale by Stock Trust and Estates of Deceased Family Shareholders

         Section 6.01. Sale by Stock Trust. The Stock Trust shall have the option to sell to the Corporation, commencing on the date of death of the later to die of Donald and Joanne, all or any part of the Shares then held by the Stock Trust ("Stock Trust Put"). The Stock Trustee may exercise the Stock Trust Put by giving written notice ("Stock Trust Notice") of the exercise of the Stock Trust Put to the Corporation. The Stock Trust Notice shall specify the number of Shares that the Stock Trust desires to sell and shall be irrevocable.

         The Corporation may give the Family Shareholders the option to purchase the Shares covered by the Stock Trust Put, in which case each such Family Shareholder, in his, her or its discretion, shall have the right to purchase his, her or its Pro Rata Share of such Shares. Family Shareholders who purchase their Pro Rata portion of the Shares may purchase any or all remaining Shares in the event a Family Shareholder does not elect to purchase his, her or its Pro Rata Share of such Shares; provided further, that any remaining Shares shall be purchased by the Corporation, subject to the terms of this Agreement. All Shares purchased pursuant to this Section 6.01 shall be deemed to have been purchased and, for all corporate purposes, cease to be outstanding as of the date of the Stock Trust Notice. The purchase price for all purchases under this Section 6.01 shall be determined as provided in Article Eight of this Agreement and shall be paid as provided by Article Nine of this Agreement.

         Section 6.02. Purchase of Shares Upon Death of a Family Shareholder. Upon the death of a Family Shareholder, the Corporation shall purchase, and the estate of such Family Shareholder shall sell, the maximum number of the deceased Family Shareholder's Shares which may be purchased using the proceeds received by the Corporation from any and all Insurance Policies (as defined in Section 12.01) on the life of the deceased Family Shareholder; provided that all Class A Shares, if any, of the deceased Family Shareholder shall be purchased before any Class B Shares may be purchased by the Corporation pursuant to this Section
6.02. All Shares purchased pursuant to this Section 6.02 shall be deemed to have been purchased and, for all corporate purposes, cease to be outstanding as of the date of the Family Shareholder's death. The purchase price for all purchases under this Section 6.02 shall be determined pursuant to Article Eight hereof and paid in accordance with Article Nine hereof.

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

         Section 6.03. Family Shareholder Estate Put. Upon the death of a Family Shareholder or a Family Shareholder's spouse, the estate of such deceased Family Shareholder or Family Shareholder's spouse shall have the option to sell to the Corporation ("Family Shareholder Estate Put") all or any part of the Shares which are necessary (after taking into consideration the proceeds from any sale of Shares pursuant to Section 6.02 hereof) to satisfy estate, inheritance, legacy and any succession taxes (including interest as part of such taxes) imposed because of the death of such Family Shareholder or Family Shareholder's spouse and the amount of funeral and administrative expenses allowable as a deduction to the estate of such Family Shareholder or Family Shareholder's spouse under Section 2053 (provided that fractional shares shall not be part of the Family Estate Put); provided that all Class A Shares, if any, shall be sold before any Class B Shares may be sold pursuant to this Section
6.03. The Estate of such deceased Family Shareholder or Family Shareholder's spouse may exercise the Family Shareholder Estate Put by giving written notice ("Family Estate Notice") of the number of Class A Shares and Class B Shares of the Family Shareholder Estate Put to the Corporation. The Family Shareholder Estate Put shall provide for the number of Class A Shares and Class B Shares desired to be sold and shall be irrevocable.

         The Corporation may give Family Shareholders the option to purchase the Shares covered by the Family Shareholder Estate Put, in which case each such Family Shareholder, in his, her or its discretion, shall have the right to purchase his, her or its Pro Rata Share of such Shares. Family Shareholders who purchase their Pro Rata portion of the Shares may purchase remaining Shares in the event a Family Shareholder does not elect to purchase his, her or its Pro Rata Share of such Shares; provided further, that any remaining Shares shall be purchased by the Corporation, subject to the terms of this Agreement. All Shares purchased pursuant to this Section 6.02 shall be deemed to have been purchased and, for all corporate purposes, cease to be outstanding as of the date of the Family Estate Notice. The purchase price for all purchases under this Section
6.02 shall be determined as provided in Article Eight of this Agreement and shall be paid as provided by Article Nine of this Agreement.

                                 ARTICLE SEVEN

                Lifetime Stock Trust and Family Shareholder Puts

         Section 7.01. Lifetime Stock Trust and Family Shareholder Puts. Each of the Stock Trust and each Family Shareholder or his, her or its successor shall have the option to sell to the Corporation all or any part (as provided herein) of the Shares then held by the Stock Trust or the Family Shareholder, as the case may be ("Lifetime Shareholder Put"); provided that all Class A Shares, if any, shall be sold by the Stock Trust or the Family Shareholder before any Class B Shares may be sold pursuant to this Section 7.01. Notwithstanding anything to the contrary in this Section 7.01, without the consent of a majority of the Directors, no Family Shareholder may exercise a Lifetime Shareholder Put if at the time of the Lifetime Shareholder

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Put Notice (as defined below), such Family Shareholder (or the trust beneficiary of such Family Shareholder) is a full-time employee of the Corporation or an Affiliate of the Corporation.

         The number of Shares that may be sold in the aggregate during any calendar year by the Stock Trust and the Family Shareholders pursuant to the Lifetime Shareholder Put shall not exceed the number of Shares representing two percent (2%) of the total number of issued and outstanding Shares of the Corporation held in the aggregate by the Family Shareholders and the Stock Trust at such time. Of the number of Shares that may be sold in the aggregate during any calendar year by the Stock Trust and the Family Shareholders, each such person or entity shall be entitled to sell to the Corporation such person's or entity's Pro Rata Share of such Shares, plus such person's or entity's Pro Rata Share of any such Shares of any other person or entity who has a Lifetime Shareholder Put but has not exercised (or is not permitted to exercise) such put during such annual period.

         The Stock Trust or Family Shareholder, as the case may be, may exercise a Lifetime Family Shareholder Put only by giving written notice of exercise of the Lifetime Family Shareholder Put to the Corporation (the "Lifetime Shareholder Put Notice") during the period commencing on January 1 and ending on January 31 of any calendar year in which the Lifetime Shareholder Put is available under this Section 7.01. The Lifetime Shareholder Put Notice shall specify the number of Shares the Stock Trust or the Family Shareholder desires to sell to the Corporation and shall be irrevocable.

         The Corporation may give the Managing Family Shareholders who are not exercising the Lifetime Shareholder Put the option to purchase the Shares covered by the Lifetime Shareholder Put, in which case each such Managing Family Shareholder, in his discretion, shall have the right to purchase his Pro Rata Share of such Shares. Managing Family Shareholders who purchase their Pro Rata Share of such Shares may purchase any or all of such remaining Shares in the event a Managing Family Shareholder does not elect to purchase his Pro Rata Share of such Shares; provided further, that any and all remaining Shares shall be purchased by the Corporation, subject to the terms of this Agreement.

         All Shares purchased pursuant to this Section 7.01 shall be deemed to have been purchased and, for all corporate purposes, cease to be outstanding as of the date of the Lifetime Shareholder Put Notice. The purchase price to be paid for Shares purchased pursuant to a Lifetime Shareholder Put Notice shall be determined as provided in Article Eight of this Agreement and shall be paid for as provided in Article Nine of this Agreement.

         Notwithstanding anything in this Agreement or any subsequent amendment or restatement to the contrary, the S Trustee, and Donna upon the termination of the S Trust and distribution of the Shares to her, shall be required to consent to and approve any amendment or restatement which would eliminate or substantially change in any material respect the Lifetime Shareholder Put provisions set forth in this Section 7.01.

                                  ARTICLE EIGHT

                                 Purchase Price

         Section 8.01. Determination of Purchase Price. The purchase price to be paid by the Corporation, the Family Shareholders, or the Managing Family Shareholders for Shares purchased pursuant to Articles Five, Six or Seven of this Agreement shall be the fair market value ("Fair Market Value") of such Shares on a non-marketable, minority interest basis, without regard to voting rights, as determined by PricewaterhouseCoopers LLP's valuation division and its successor and assigns ("PwC"), the Corporation's then accountants or a valuation firm of comparable repute as reasonably determined by the Directors and substantially in accordance with the methodology set forth in

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

the valuation conducted by PwC, dated as of February 29, 2000 ("Valuation"), which Valuation is attached hereto and incorporated herein by reference. Death proceeds from any Insurance Policy described in Article Twelve shall not be included or reflected in the Fair Market Value determination.

         With respect to any Put, the person or entity exercising such Put shall pay all costs associated with determining the Fair Market Value of the Shares as provided in this Section 8.01 and in facilitating or otherwise related to the Transfer of Shares; provided, that if more than one person or entity exercises a Put in the same calendar year, each person or entity exercising a Put in that calendar year shall pay such person's or entity's Pro Rata Share of the costs associated with determining the Fair Market Value of the Shares.

         Section 8.02. General Corporation Law Limitation on Purchases by the Corporation. Notwithstanding anything contained in this Agreement to the contrary and in addition to other restrictions set forth herein, the Corporation shall not be required to make purchases or payments hereunder (except to the extent provided for by Section 8.04) (i) if immediately after such purchase or payment (a) the Corporation's assets would be less than its liabilities plus stated capital, if any, (b) the Corporation is insolvent (as defined in the General Corporation Law) or (c) there is reasonable ground to believe that by such purchase the Corporation would be rendered insolvent (as defined in the General Corporation Law); (ii) if such purchase or payment is contrary to law or
(iii) if such purchase or payment would violate provisions of the Corporation's lending agreements and no waiver of such provisions or refinancing to remove such provisions is practicable. Provided, further, that if the Corporation has issued Notes (as defined in Section 9.01(a)) hereunder or is required to make new purchases of Shares, allocations with respect to Share purchases and Payment Cap adjustments shall be made in accordance with Section 9.02.

         Section 8.03. Tax and Liquidity Limitations on Purchases by the Corporation. The Corporation shall purchase Shares only as permitted in Section
9.02 and in the event of Shares already purchased and for which Notes have been issued by the Corporation hereunder shall be required to make an adjustment for the payment for Shares as provided in Section 8.04 hereof to the extent that:

         (a) The Corporation would have gross receipts of which more than 25% constitutes passive investment income within the meaning of Section 1362(d)(3) of the Code, and the Corporation has subchapter C earnings and profits in such year as determined in the reasonable discretion of the Directors of the Corporation.

         (b) The Corporation would not have, after such purchase or payment, sufficient capital or income, in the reasonable discretion of the Directors, to operate its business in the ordinary course.

         Section 8.04. Payment Cap. If at any time a limitation is triggered under Section 8.02 or Section 8.03 hereunder, payments for Shares previously purchased but not paid for under Article Nine or Shares that would be required to be purchased by the Corporation hereunder but for such limitation shall be subject to a payment cap ("Payment Cap"). The Payment Cap is the amount of money, if any, that the Corporation can pay on an annual basis hereunder without triggering the limitation set forth in Section 8.02 or Section 8.03 hereunder. The Directors, in

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

their reasonable discretion, shall make the determination of whether the Payment Cap applies. The Payment Cap shall exist until such time as the condition triggering the limitation no longer exists as reasonably determined by the Board of Directors. Under the Payment Cap, principal and interest under the Notes shall be adjusted or shall abate ("Payment Cap Adjustment") as is necessary to comply with the allocations in Section 9.02. The Corporation shall give the Shareholders and any other person or entity receiving payments hereunder or who would otherwise be permitted to have the Corporation purchase Shares written notice when the Payment Cap is exceeded and when the Payment Cap is no longer necessary. When the Payment Cap is no longer necessary, the Corporation shall deliver to the Shareholders and any other person or entity receiving payments hereunder a revised amortization schedule which adjusts the principal and interest payments over the term of the Notes to reflect accrued but unpaid principal and interest during the period of time in which the Payment Cap existed. Accrued but unpaid principal and interest shall be paid in equal installments during the remaining term of the Notes.

                                  ARTICLE NINE

                             Payment for the Shares

         Section 9.01. Payment for Shares. Subject to adjustments required by
Section 8.04, in the event that the Corporation and/or the Family Shareholders or Managing Family Shareholders shall purchase Shares under this Agreement, the following conditions shall apply unless the seller and the purchaser(s) of such Shares shall agree in writing to another arrangement:

         (a) The Corporation and/or the Family Shareholders or Managing Family Shareholders shall pay the total purchase price by cash or by certified check at the Closing (defined herein) in the event that the total purchase price for the Shares is less than or equal to $500,000. In the event that the total Purchase Price for the Shares with respect to any of the Shareholders exceeds $500,000, the first $500,000 shall be paid in accordance with the preceding sentence hereof and the remaining unpaid balance of the Purchase Price may in the discretion of the Board of Directors, be paid by delivery at the Closing of a non-negotiable promissory note (the "Note"). Each Note (i) shall be paid in forty (40) equal quarterly installments of principal and interest on the last day of March, June, September and December, beginning on such quarterly date first following the Closing, (ii) shall bear interest on the unpaid purchase price from the date and at the rate set forth in Section 9.03 hereof, which interest shall be paid quarterly in arrears at the time of each payment of the purchase price, (iii) shall be subject to prepayment without penalty, in whole or in part, at any time with the amount of any such prepayments applied first to interest accrued on the unpaid balance as of the date of the prepayment and second to the unpaid balance, and each installment of the unpaid balance thereafter shall abate proportionately, and (iv) shall provide for acceleration of payment after notice of default has been given to the Corporation and/or the Family Shareholders or Managing Family Shareholders by the Shareholder, unless such default is cured within thirty (30) days after written notice of default. The parties agree that in the event the Payment Cap applies and the Corporation is prevented from making payments under the terms of the Note,

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                              Page 34 of 44 pages
                  no default shall exist under the Note notwithstanding the application of the Payment Cap Adjustment set forth in Section
                  8.04 hereof. Interest shall accrue on amounts due and not paid under the Note during such period of time that the Payment Cap exists at a rate equal to 2% in excess of the rate provided for in Section 9.03. Notwithstanding anything to the contrary in this Section 9.01(a), the amount of any proceeds received by the Corporation from any Insurance Policy described in Article Twelve which is used to purchase the Shares of a deceased Shareholder shall be paid by cash or by certified check at the Closing.

         (b) In the event the Corporation or the Family Shareholders purchase Shares under this Agreement and deliver Notes, the Notes shall be secured by a pledge of the Shares to the selling Shareholder until such time as the payment is made in full. Certificates evidencing the Shares pledged under the Pledge Agreement shall be held by the selling Shareholder. The Pledge Agreement shall be in a form satisfactory to the Board of Directors.

         (c) The "Closing" of any purchase pursuant to subparagraphs (a) and (b) shall take place at the principal place of business of the Corporation on the ninetieth (90th) day following the Purchase Notice (provided that if such date is not a business day, the next business day thereafter).

         Section 9.02. Allocations in the Event of a Payment Cap. To the extent that the Corporation's obligations hereunder would exceed the Payment Cap at any time during its fiscal year, the Directors of the Corporation shall make the following allocations pro rata by each classification set forth in (a) - (e) below or in such other manner as the Directors in their sole discretion deem equitable and make Payment Cap Adjustments under outstanding Notes to permit the following:

         (a) First, interest payable under outstanding Notes in order to avoid imputed interest or original issue discount;

         (b) Second, subject to the terms and conditions of Section 303 of the Code, the Corporation will purchase from the executors or administrators of the estate of a deceased Shareholder as many of the Shares in the estate which when multiplied by the purchase price set forth in Section 8.01 equal the sum of (i) the estate, inheritance, legacy and succession taxes (including any interest collected as part of such taxes) imposed because of the death of the Shareholder and (ii) the amount of funeral and administrative expenses allowable as deductions to the estate of the Shareholder under Section 2053 of the Code; provided that the Corporation shall not be required to purchase any fractional Shares;

         (c) Third, the Corporation will purchase Shares from the estates of Shareholders remaining after the purchases in (b) above;

         (d) Fourth, the Corporation will purchase Shares from George pursuant to Sections 5.01 and 5.02 hereof; and

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                              Page 35 of 44 pages

         (e) Fifth, the Corporation will purchase Shares from the Stock Trust and Family Shareholders who have exercised the Lifetime Family Shareholder Put set forth in Section 7.01 hereof.

provided, however, that if the Corporation has Notes outstanding under Section 9.01, subparagraphs (b) through (e) above also shall be construed to cover, pro rata with new Share purchases, the payments under the Notes (e.g., a Note outstanding from the purchase of Shares from the Stock Trust shall be treated pro rata with new Share purchases under subparagraph (e)).

         Section 9.03. Interest Rate on Purchase Price. The unpaid balance of the purchase price of any Share purchased pursuant to Articles Five, Six or Seven of this Agreement shall bear interest at the rate made available to the Corporation under its revolving credit facility or working capital credit facility by its principal lender or the lead lender designated in any lending group and any such interest shall accrue from the Closing. Interest shall be computed, and changes in the interest rate shall be made, on a monthly basis and the interest rate at the beginning of the month or the date interest first accrues shall be used for the entire month.

         Section 9.04. Deduction for Indebtedness. If a Shareholder is indebted to the Corporation or a purchasing Shareholder(s) at the date of the Shareholder's death or the date of Transfer, the Corporation or purchasing Shareholder(s) may (but shall not be required to) deduct from and set off against each installment of the purchase price for such Shares all or such part of such indebtedness that is due and unpaid at the time when each such installment is due for payment in accordance with this Agreement, and such indebtedness to the Corporation or the purchasing Shareholder(s) shall be reduced and satisfied to the extent of each such deduction and set-off.

                                   ARTICLE TEN

                             Write Up to Fair Value

         Section 10.01. Write Up to Fair Value. If the Corporation is relieved by Section 8.02 from purchasing any of its own Shares which it may be obligated or permitted to purchase pursuant to the terms of this Agreement because, at the time of such purchase, (i) the book value of the Corporation's assets is less than its liabilities plus stated capital and (ii) the tangible or intangible assets of the Corporation have a fair value in excess of the amount at which they are carried on the Corporation's books, the Corporation, through its Directors, shall, to the extent permitted by applicable law and generally accepted accounting principles, write up to fair value any or all of the tangible or intangible assets of the Corporation (and thereby create or add to the Corporation's capital surplus) in order to make permissible or lawful any of the purchases of its own Shares pursuant to the terms of this Agreement.

                                 ARTICLE ELEVEN

                          Fiduciary Transfer of Shares

         Section 11.01. Endorsement on Shares for Purchases from Fiduciaries. The Shareholder (or, in the case of a deceased or incapacitated Shareholder, his Fiduciary or personal

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                              Page 36 of 44 pages
representative) whose Shares are being purchased pursuant to the exercise of any of the purchase rights contained in this Agreement shall promptly cause each share certificate evidencing such Shares to be appropriately endorsed and delivered to the purchasing Shareholder(s) or the Corporation, subject to the provisions of Section 9.01. If such Shares are purchased by the Corporation they shall be treated as treasury shares for all corporate purposes when payment for the Shares is made in full.

         Section 11.02. Lost Share Certificates. If the Fiduciary, or a Shareholder whose Shares are purchased pursuant to the exercise of one or more of the purchase rights, shall assert that one or more of the Share certificates evidencing such Shares have been lost, wrongfully taken or destroyed, such Fiduciary or such Shareholder shall, in lieu of delivering such Share certificate(s) to the Corporation or Shareholder as contemplated by Section
11.01 of this Agreement, deliver to and file with the Corporation:

         (a) A lost securities affidavit executed by such Fiduciary or such Shareholder, stating that, after reasonable effort to locate the same, such Share certificates cannot be found and have, to the best of his knowledge, been lost, wrongfully taken or destroyed;

         (b) Unless waived by the Directors of the Corporation, an indemnity bond, in the form and with surety satisfactory to the Directors of the Corporation, to indemnify the Corporation against any loss or liability that it may incur by reason of any acts taken by it in reliance on the assertion of such Fiduciary or Shareholder that such Share certificate(s) have been lost, wrongfully taken or destroyed; and

         (c) An assignment separate from the certificate, appropriately endorsed by such Fiduciary or Shareholder to sell, assign and transfer each Share evidenced by each such lost, wrongfully taken or destroyed Share certificate to the party purchasing the same.

                                 ARTICLE TWELVE

                         Insurance to Fund the Purchase
                      By the Corporation of Certain Shares

         Section 12.01. Insurance. In order to fund in part the purchase of Shares required or permitted herein, the Corporation, by its Directors, may procure, as policyowner and beneficiary, life insurance on the lives of any or all of the Shareholders and/or such Shareholders' respective spouses ("Insurance Policy"). Any insurance company that has issued an Insurance Policy hereunder shall be authorized at all times during the terms of this Agreement to disclose and release to any Shareholder, upon written request therefor, any information with respect to the status of any Insurance Policy. Except as set forth in
Section 12.02, during the term of this Agreement, the Corporation shall not be required to maintain any Insurance Policy in full force and effect. The Corporation may, without the prior written consent of any insured Shareholder, cancel any Insurance Policy or take any action which may give rise to the termination or cancellation thereof.

                              Page 37 of 44 pages

         Section 12.02. Purchase of Insurance Policy by Shareholder. If (i) an insured Shareholder sells, transfers, gives or otherwise distributes all of the Shares owned by such Shareholder to any person or entity in accordance with the terms of this Agreement prior to such Shareholder's death or (ii) this Agreement shall have been terminated prior to such Shareholder's death, then the insured Shareholder shall have the right to purchase from the Corporation any or all of the Insurance Policies insuring the life of the insured Shareholder for a price equal to the cash surrender value of such policies on the date of the sale, transfer, gift or other distribution, plus the unearned portion of any premium which shall have been paid thereon, less any indebtedness under such Insurance Policies. This right may be exercised by the insured Shareholder by the payment of the purchase price in cash to the Corporation within thirty (30) days after
(i) the Transfer of all of the Shares owned by such Shareholder or (ii) the termination of this Agreement. In the event an insured Shareholder exercises this option, the Corporation shall execute all such documents and take such other actions as may be reasonably requested by the insured Shareholder or the insurance company in order to assign and transfer to the insured Shareholder such Insurance Policy or Policies. If an insured Shareholder does not exercise such option, the Corporation shall have the right to maintain, sell, assign, transfer, terminate, cancel or take any other action in respect of any or all of the Insurance Policies covered by such option in its sole discretion.

         Section 12.03. Segregation of Insurance Proceeds. The Corporation agrees to segregate (and during such period invest such proceeds as determined by the Directors) from its other corporate assets the proceeds of each Insurance Policy received by the Corporation and to use such proceeds and any interest thereon to purchase the Shares of a deceased Shareholder pursuant to this Agreement. In the event the Corporation receives proceeds from an Insurance Policy in excess of the amount necessary to purchase all of the Shares of a deceased Shareholder, such excess proceeds shall be used as the Directors of the Corporation determine.

                                ARTICLE THIRTEEN

                                  Miscellaneous

         Section 13.01. Enabling Action by Shareholders. If any amendment to the Articles of Incorporation and/or the Regulations of the Corporation, or any other action requiring the vote, consent or approval of Shareholders of the Corporation, is required in order to make permissible or lawful any of the purchases of its own Shares which the Corporation may be obligated or entitled to make in accordance with the terms of this Agreement, each Shareholder will vote all Shares of the Corporation at the time held by him, her or its in favor of, or will consent in writing to, such amendment or action, whether such amendment or action is voted upon or consented to at, prior to or after the time of such purchase or purchases by the Corporation or the Shareholder(s).

         Section 13.02. Restrictive Legends. The Corporation and each Shareholder shall cause each certificate evidencing Shares of the Corporation held by each Shareholder to bear an appropriate legend reflecting the terms of this Agreement, which legend may be in the following or any other appropriate form chosen by the Corporation:

                              Page 38 of 44 Pages

                  BRC Properties Inc., an Ohio corporation (the "Corporation"), and each person who is a Shareholder of the Corporation, are parties to a written Close Corporation Agreement, as that term is defined in Section 1701.01(X) of the Ohio Revised Code (the "Close Corporation Agreement"). The Close Corporation Agreement governs certain aspects of the internal affairs of the Corporation and the relations of the Shareholders among themselves, including restrictions on the transfer of shares. Any transferee or purchaser of the Shares shall be bound by the Close Corporation Agreement and shall be considered a party to the Close Corporation Agreement. The Corporation will mail to the record holder of the Shares a copy of the Close Corporation Agreement, without charge, within five (5) days after receipt of a written request therefor. Additionally, the shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state, and may not be sold, transferred, pledged, hypothecated except pursuant to an opinion of counsel satisfactory to the Corporation that such transfer is lawful.

         Section 13.03. Governing Law, Forum and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. Any action, suit or proceeding in respect of or arising from or out of this Agreement or the transactions contemplated hereby shall be prosecuted as to any one or more of the parties hereto at Columbus, Ohio. Each party hereto jointly and severally consents to the exercise of jurisdiction over his or its person by any court situated at Columbus, Ohio and having jurisdiction over the subject matter of any action, suit or proceeding arising from or out of or in respect of this Agreement or the transactions contemplated hereby. Adequate notice of any such action, suit or proceeding in any such court shall conclusively be deemed to have been given to any one or more of the parties hereto against whom the same is instituted if given to such person in accordance with the provisions of this Agreement or by any other manner consistent with due process of law. EACH PARTY HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

         Section 13.04. Payments and Notices.

         (a) All payments, documents, notices and other communications required or permitted to be made, given or delivered to the Corporation under the terms of this Agreement, which notices and other communications shall be in writing, shall be mailed by registered mail, or delivered in person, to an officer of the Corporation (other than the person delivering or giving such document, notice or other communication) at the principal office of the Corporation with a copy to the Shareholders who are not giving or delivering any such document, notice or other communication, and shall be deemed to have been made, given or delivered when actually received.

         (b) All payments, documents, notices and other communications required or permitted to be made, given or delivered to any other party under the terms of this Agreement, which notices and other communications shall be in writing, shall be delivered in person or

                              Page 39 of 44 Pages
mailed by registered mail, return receipt requested, to such party at the following address: (1) If to Donald, to: Donald A. Borror, 5501 Frantz Road, Dublin, Ohio 43017; (2) If to Joanne, to: Joanne W. Borror, 2100 Sheringham Road, Upper Arlington, Ohio 43221; (3) If to Douglas, to: Douglas G. Borror, 5501 Frantz Road, Dublin, Ohio 43017; (4) If to David, to: David S. Borror, 5501 Frantz Road, Dublin, Ohio 43017; (5) If to Donna, to: Donna Borror Myers, 1995 Belgrave Dr., Upper Arlington, Ohio 43220; (6) If to the S Trust, to: David S. Borror, Trustee, 5501 Frantz Road, Dublin, Ohio 43017; (7) If to George, to:
Terry E. George, 5501 Frantz Road, Dublin, Ohio 43017; and (8) If to the Stock
Trust: The Borror Corporation Stock Trust, Attn: Donald A. Borror and Douglas G. Borror, Trustees, 5501 Frantz Road, Dublin, OH 43017, or at such other address as such party may from time to time and at any time designate by giving written notice to all of the other parties to this Agreement in accordance with this
Section 13.04, and shall be deemed to have been made, given or delivered when actually received.

         Section 13.05. Amendment, Termination or Invalidity of the Agreement.

         (a) Subject to Section 2.04 and subject to Section 7.01, this Agreement may be amended or terminated, from time to time and at any time, by the written consent or affirmative vote of the holders of a proportion of not less than four-fifths of the outstanding Shares of each class of the issued and outstanding Shares of the Corporation. If the Agreement is amended or terminated by the written consent of the holders of fewer than all of the Shares of each class as provided herein, the Secretary of the Corporation shall mail a copy of the amendment or a notice of termination to each Shareholder who did not so consent.

         (b) Notwithstanding anything herein to the contrary, this Agreement shall also terminate automatically if the Corporation is required to file periodic reports and information pursuant to Section 15(d) of the 1934 Act or the Shares of the Corporation are (i) listed on a national securities exchange,
(ii) registered under Section 12(g) of the 1934 Act or (iii) included in a registration statement that has become effective pursuant to the 1933 Act; provided that such actions must be taken by the affirmative vote or written consent of the Shareholders as set forth in subparagraph (a) above.

         (c) This Agreement shall be invalid if Shares of the Corporation are transferred or issued to a person who takes delivery of the certificate for the Shares other than by gift, bequest or inheritance and without knowledge or notice of the Agreement and such person delivers to the Corporation a written rejection of the Agreement the earlier of within ninety (90) days after the date on which that person first received notice of the existence of the Agreement or within three years of the date of transfer or issuance and the Corporation does not offer in writing, within thirty (30) days after the date on which the Corporation received the written rejection, to purchase the Shares from such person for the full amount paid for the Shares, or, having made an offer to purchase the Shares for that amount, the Corporation, upon that person's acceptance of the offer, does not purchase the Shares in accordance with this
Section 13.05.

         (d) Notwithstanding subparagraph (c), the Agreement shall not become invalid and such person to whom the Shares are transferred or issued is not entitled to any payment from the Corporation pursuant to this Section 11.03 of this section if both of the following apply: (i) Shares of the Corporation are transferred or issued to a person who takes delivery of the certificate for the shares other than by gift, bequest, or inheritance and without knowledge or notice of the Agreement and (ii) such person does either of the following: (A) fails to deliver a

                              Page 40 of 44 Pages
written rejection of the Agreement to the Corporation within ninety (90) days after the date on which that person first received notice of the existence of the Agreement or within three (3) years of the date of transfer or issuance, whichever is earlier or (B) fails, within thirty (30) days after the date on which that person receives a written offer by the Corporation to purchase the Shares from that person for the full amount paid for the Shares, to accept the offer.

         (e) If Shares of the Corporation are transferred or issued to a person who takes delivery of the certificate for the Shares other than by gift, bequest, or inheritance and without knowledge or notice of the Agreement and that person accepts an offer by the Corporation to purchase the Shares, the Corporation shall pay to that person the full amount paid for the Shares within seven (7) days after that person delivers to the Corporation the certificate for the shares and proof of payment of the amount paid for the Shares. If the amount paid for the Shares included property other than cash, the Corporation, at its option, may return the property to that person or may pay to that person cash in an amount equal to the fair market value of the property on the date of transfer or issuance of the Shares, as determined in good faith by the Corporation. A Shareholder who transfers Shares to a person who takes delivery of the certificate for the Shares other than by gift, bequest, or inheritance and without knowledge or notice of the Agreement is liable to the Corporation, upon the Corporation's written demand made upon the Shareholder within ninety (90) days after the date on which the Corporation made payment for the Shares, for the full amount that the Corporation paid for the Shares. Upon receiving payment in that amount from the Shareholder, the Corporation shall transfer the Shares to the Shareholder.

         Section 13.06. Provisions Severable. If any provisions of this Agreement or the application of any such provision to any person or any circumstances shall be determined to be invalid or unenforceable, then such determination shall not affect any other provisions of this Agreement or the application of such provision to any other person or circumstance, all of which other provisions shall remain in full force and effect; and if any provision of this Agreement is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then such provision shall have the meaning which renders it valid.

         Section 13.07. Duplicate Originals. This Agreement may be executed in counterparts, each of which shall be deemed to be a duplicate original, but all counterparts, taken together, shall constitute duplicate originals of one and the same agreement.

         Section 13.08. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns (including successive, as well as immediate, successors and assigns) of each party hereto.

         Section 13.09. Persons and Pronouns. When used in this Agreement, each pronoun and the terms "person" or "persons" shall be deemed to mean one or more individuals, firms, corporations, trusts, partnerships or other entities, as the context or circumstances may indicate.

         Section 13.10. Captions. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.

                              Page 41 of 44 Pages

         Section 13.11. Integration Clause. This Agreement constitutes the entire agreement between the parties hereto in respect of the subject matter of this Agreement, and this Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Agreement.

         Section 13.12. Equitable Relief. Because of the unique character of the Shares and in the event of breach of this Agreement, the Shareholders and the Corporation will suffer irreparable injury if this Agreement is not specifically enforced. The Shareholders and the Corporation shall therefore be entitled to specific enforcement of this Agreement or injunctive relief in any court of competent jurisdiction. Such remedies shall be cumulative and not exclusive, and shall be in addition to any other available remedies to the Shareholders and the Corporation.

         Section 13.13. Attorney's Fees. In the event of litigation of any dispute or controversy arising from, in, under or concerning this Agreement or any amendment or termination hereof, including, without limiting the generality of the foregoing any claimed breach hereof, the prevailing party in such action shall be entitled to recover from the other party in such action, such sum as the court shall fix as reasonable attorney's fees incurred by such prevailing party.

         Section 13.14. No Third Party Rights. Except as provided in Sections
2.01 and 2.04 hereof, nothing herein shall be deemed to create any rights in third parties (other than permitted successors and assigns) who are not parties to this Agreement.

         Section 13.15. Further Assurances. The parties shall execute and deliver such other instruments and take such other action as may be necessary or convenient in the discretion of the Board of Directors of the Corporation to effectuate all the provisions and intentions of this Agreement.

         Section 13.16. Presumption. Notwithstanding that the Shareholders may also serve as Directors of the Corporation, as Directors and Officers of Dominion and as trustees, and certain conflicts of interest may arise from time to time, the parties hereto agree that there shall be a presumption of good faith and fair dealing in connection with actions taken hereunder by such persons, which presumption can only be overcome by clear and convincing evidence to the contrary.

         Section 13.17. Acknowledgement. The Corporation, Shareholders and other parties acknowledge and covenant to the Corporation and each other that they have (i) the requisite capacity to enter into this Agreement; (ii) carefully read and understood the terms contained herein, including exhibits and schedules attached hereto, (iii) had the right to, and have been encouraged to, obtain legal counsel separate from Vorys, Sater, Seymour and Pease LLP ("VSSP"), the Corporation's legal counsel, (iv) executed and delivered this Agreement as their free act and deed and (v) in connection with any dispute arising hereunder, VSSP may continue to represent the interests of the Corporation notwithstanding any prior services that VSSP may have provided, or are currently providing, to a Shareholder at the time of such dispute.

         Section 13.18. Covenants. The covenants made herein shall continue after and shall survive the execution and delivery of this Agreement.

                              Page 42 of 44 pages

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

                                        BRC PROPERTIES INC.



/s/ Patty G. Crocker                    /s/ Donald A. Borror
-------------------------------         ----------------------------------------
                                        Donald A. Borror, Chairman
/s/ Sandra L. Shook
-------------------------------

                                        /s/ Donald A. Borror
/s/ Patty G. Crocker                    /s/ Douglas G. Borror
-------------------------------         ----------------------------------------
                                        Donald A. Borror and
/s/ Sandra L. Shook                     Douglas G. Borror, Stock Trustees of
-------------------------------         Borror Corporation Stock Trust

/s/ Patty G. Crocker                    /s/ Douglas G. Borror
-------------------------------         ----------------------------------------
                                        Douglas G. Borror
/s/ Sandra L. Shook
-------------------------------

/s/ Patty G. Crocker                    /s/ David S. Borror
-------------------------------         ----------------------------------------
                                        David S. Borror
/s/ Sandra L. Shook
-------------------------------

/s/ Patty G. Crocker                    /s/ David S. Borror
-------------------------------         ----------------------------------------
                                        David S. Borror, S Trustee
/s/ Sandra L. Shook
-------------------------------

/s/ Patty G. Crocker                    /s/ Terry E. George
-------------------------------         ----------------------------------------
                                        Terry E. George
/s/ Sandra L. Shook
-------------------------------

/s/ Patty G. Crocker                    /s/ Donald A. Borror
-------------------------------         ----------------------------------------
                                        Donald A. Borror
/s/ Sandra L. Shook
-------------------------------

/s/ Patty G. Crocker                    /s/ Joanne W. Borror
-------------------------------         ----------------------------------------
                                        Joanne W. Borror
/s/ Sandra L. Shook
-------------------------------

/s/ Patty G. Crocker                    /s/ Donna Borror Myers
-------------------------------         ----------------------------------------
                                        Donna Borror Myers, Beneficiary
/s/ Sandra L. Shook
-------------------------------

                               Page 43 of 44 pages

                                                                       EXHIBIT A

                                                           CLASS B
                                    CLASS A                SHARES
                                    SHARES      CLASS A     (NON-   CLASS B   COMBINED   COMBINED
      SHAREHOLDERS                 (VOTING)        %       VOTING)     %       TOTAL         %
      ------------                 --------        -       -------     -       -----         -
Donald A. Borror and                 6,500        6.85      13,475    4.93    19,975        5.43
Douglas G. Borror, Trustees
The Borror Stock Trust

Douglas G. Borror                   43,099       45.43     112,875   41.32   155,974       42.38

David S. Borror                     23,328       24.59      76,180   27.88    99,508       27.04

David S. Borror, Trustee 1987       16,114       16.99      54,605   19.99    70,719       19.21
Irrevocable Qualified
Subchapter S Trust, Donna
Borror Myers, Beneficiary

Terry E. George                      5,819        6.13      16,060    5.88    21,879        5.94

TOTALS:                             94,860                 273,195           368,055

Treasury Shares:   10,205 Class A
---------------    42,000 Class B

                              Page 44 of 44 pages